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                                                                   EXHIBIT 10.10



                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement"), dated and effective as of the 1st day of April, 1999, ("EFFECTIVE DATE") by and between MARKETING SPECIALISTS SALES COMPANY, a Texas corporation with its principal place of business at 17855 Dallas Parkway, Dallas, Texas 75287 ("Company"), JEFFREY B. HILL, an individual residing in Texas ("Employee") and, for certain limited purposes, BROMAR INC., a California corporation ("Bromar").

                             PRELIMINARY STATEMENTS

A. Employee and Bromar, a wholly owned subsidiary of the Company, entered into an Employment Contract which became effective upon the merger of Bromar and any affiliate of the Company ("BROMAR CONTRACT").

B. As part of its national integration strategy, the Company is restructuring the management team to improve the Company's performance and insure the Company's position as a leader in the industry.

C. The Company and Employee desire to terminate the Bromar Contract in order to facilitate the execution by Company and Employee of a new employment agreement and to provide for Employee's continued employment relationship with the Company.

     In consideration of the foregoing and the mutual covenants set forth herein, Company and Employee, each intending to be legally bound, hereby agree as follows:

                             STATEMENT OF AGREEMENT

1. Termination of Bromar Contract. Upon execution of this Agreement by all parties hereto, the Bromar Contract shall automatically terminate and no longer be valid or binding on any of the parties hereto or thereto without any further action by any person or entity. This Agreement shall contain the entire agreement of the parties regarding the matters contained herein and shall supercede all prior agreements as stated in detail in Section 24 of this Agreement. For the express limited purpose of evidencing its agreement to terminate the Bromar Contract upon the execution of this Agreement, Bromar shall execute this Agreement.

2. Employment Relationship. Company hereby employs Employee, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Such employment relationship will continue for the stated term of this Agreement or until the earlier termination of such relationship pursuant to the termination provisions hereof.

3. Position and Responsibilities of Employee. Employee will initially be employed by Company as President of Business Development. After Employee has been employed by Company under the terms of this Agreement for at least six (6) months, Employee's job title may be changed from time to time, at the discretion of Company management. Employee will devote all of Employee's business time, skill, energies, abilities, and attention to the performance of his employment duties and the furtherance of Company's interests, and agrees to perform his duties (as they may be assigned or modified by Company from time to time) in good faith and in a manner designed to maintain and increase the good will and reputation of Company and its affiliates. Employee acknowledges the fiduciary duties owed to Company as a result of Employee's employment responsibilities and the trust and confidence placed in Employee by Company, including the duties of loyalty, due care, and good faith.

4. Relocation. Employee acknowledges and agrees that as of the Effective Date of this Agreement his position will be based in Dallas, Texas at the Company's corporate headquarters. Employee agrees to relocate from California to Dallas, Texas. Company agrees to pay all of Employee's relocation expenses in accordance with its relocation policies including, but not limited to, paying Employee an amount equal to one (1) month's salary to help facilitate Employee's relocation.

5. Compensation. For all services rendered by Employee pursuant to this Agreement, Company will pay to Employee, and Employee will accept as full compensation hereunder, the following:

     (a) Salary. As of the Effective Date of this Agreement, Employee will receive a base salary (the "SALARY") of Twenty Seven Thousand Five Hundred Dollars ($27,500.00) per month. The Salary will be subject to all applicable federal, state, and local withholding requirements and will be payable in accordance with the normal payroll practices and procedures of Company. Employee's Salary shall be reviewed annually by the



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 1 of 9
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     Board of Directors of the Company ("BOARD") or by a Compensation Committee
     duly appointed by the Board ("COMPENSATION COMMITTEE") for such purpose and may, at any time after the first anniversary hereof, be increased if the business conditions of the Company and the industry in which the Company operates warrant such increase. After the first anniversary hereof, Employee's Salary may be decreased by the Board or Compensation Committee only if (i) the Company's actual financial performance during such fiscal year (as such performance is reflected in audited financial statements prepared by the Company's independent auditor) is less than the budgeted EBITDA for such fiscal year, and (ii) a majority of the members of the Board approves such decrease. In no event shall any decrease be applied retroactively. While bonuses or other perquisites may also be awarded to Employee from time to time, those amounts are excluded from the term "Salary" as used in this Agreement.

     (b) Discretionary Bonuses. Employee may, at the sole discretion of Company management, be given one or more bonuses during the term of this Agreement. No portion of any bonus will be vested in or earned by Employee unless Employee is employed by, and in good standing with, Company on the date such bonus is paid.

     (c) Benefits and Perquisites.

          (i) Employee Benefit Plans. The Company may make employment benefits and perquisites, such as vacation pay and insurance coverage, available to Employee to the extent and on the terms that such benefits and perquisites are made available to other similarly-situated executives. This provision does not alter Company's right to modify or eliminate any benefit plan from time to time and does not guarantee the continuation of any kind or level of benefit or perquisite.

          (ii) Long-Term Incentive Plan. The parent corporation of the Company has adopted an incentive plan to reward and retain members of senior management and key employees through the grant of senior management stock appreciation rights ("SMARTs Plan"). Employee shall be eligible to participate in the SMARTs Plan and shall receive such rights and number of shares as determined and awarded by the SMARTs Plan Committee from time to time in accordance with the terms and conditions of the SMARTs Plan.

          (iii) Automobile Allowance. During the term of this Agreement, Company shall pay Employee an automobile allowance in accordance with the guidelines established and approved by the Company, in its sole and exclusive discretion.

          (iv) Country Club Membership. During the term of this Agreement, the Company shall make available for Employee's use a country club membership to a Dallas area country club selected by the Company and to which Employee is admitted. Company shall bear the costs of any country club initiation fee, monthly dues, and business related entertainment and meal expenses. Employee shall be financially responsible for any and all personal expenses incurred by Employee or Employee's family at the country club including, but not limited to, meal expenses and facility usage fees.

          (v) Reimbursement of Expenses. Company recognizes that Employee will incur legitimate business expenses in the course of rendering services to Company hereunder. Accordingly, Company will reimburse Employee for all business expenses that are deemed by Company to be reasonable, necessary, and consistent with Company's established policies and procedures.

6. Term; Automatic Renewal. The stated term of this Agreement and the employment relationship created hereunder will be and remain in effect for one (1) year, commencing on the date hereof, unless sooner terminated in accordance with the termination provisions hereof. Upon its expiration, this Agreement will be automatically renewed for successive one (1) year terms until it is terminated in accordance with the termination provisions hereof.

7. Termination. The employment relationship between Employee and Company created hereunder will terminate before the expiration of the stated term (or any renewal term) of this Agreement upon the occurrence of any one of the following events:



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 2 of 9
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     (a) Death or Permanent Disability. The death or permanent disability of
     Employee. For purposes of this Agreement, the "PERMANENT DISABILITY" of Employee will mean Employee is disabled to the extent that, after making all reasonable accommodations required by applicable state or federal law, Employee has been unable to perform the essential functions of his job for the greater of (1) 120 consecutive days, (2) 150 days out of a continuous period of 300 days, or (3) any period relating to the determination of permanent disability that is specified by applicable state or federal law. The determination of whether Employee is able to perform the essential functions of his job will be made by a physician who is licensed as an M.D., skilled in the specialty area applicable to Employee's disability, and selected by Company.

     (b) Termination for Cause. The following events, which for purposes of this Agreement will constitute "cause" for termination:

          (i) Employee's failure to perform his job duties or to comply with Company's policies and procedures after written notice from the Board or of any of the following senior officers of the Company: Nick G. Bouras, Timothy M. Byrd or Ronald D. Pedersen, and a reasonable opportunity to remedy such failure;

          (ii) Employee's refusal to perform his job duties or to comply with orders or directives communicated to Employee by any senior officer of Company or the Board;

          (iii) Employee's commission of any act or omission that has an adverse financial impact upon Company, any act of fraud or dishonesty by Employee that relates to or affects Company's business in any way, or Employee's conviction of a crime of moral turpitude or of any felony;

          (iv) Employee's use of any illegal drug, or the use of any controlled substance which interferes with Employee's performance of his employment duties (as determined in the discretion of the Board);

          (v) Employee's breach of any provision of this Agreement, breach of any fiduciary duty owed to Company, or self-dealing to Company's detriment.

Any notice of discharge for cause will describe, the reason for the termination of Employee's employment as well as the effective date of termination (which date may be the date of such notice). If Company terminates Employee's employment for any of the reasons set forth in this subsection (b), Company will have no further obligations hereunder from and after the effective date of termination (other than as specifically set forth in this Agreement and as otherwise required by applicable law) and will have all other rights and remedies available under this or any other agreement with Employee and at law or in equity.

     (c) Voluntary Resignation. Employee provides sixty (60) days written notice to Company of his intention to terminate his employment relationship with Company. Company retains the right, after notice of Employee's voluntary termination, to require Employee to cease employment immediately; however, in that event, Employee is entitled to his Salary and related benefits during the sixty (60) day notice period.

     (d) Other Reasons. Company may terminate Employee's employment at any time, upon delivery of notice to Employee, in the event of a reduction in force, restructuring, failure of a Company office or line of business with which Employee is affiliated to achieve profitability goals established by Company, relocation of a Company customer or principal in a manner that limits Employee's ability to profitably serve the business needs of Company and such customer or principal, or other business conditions or circumstances warranting termination (as determined by Company, in its sole discretion). For purposes of this Agreement, the term "principal" refers to a producer, manufacturer, or vendor of packaged food products or product lines of the types brokered by Company to its customers. In the event of termination pursuant to this subsection, Employee will be eligible to receive the compensation described in the subsection entitled "Termination For Other Than Cause" provided that Employee executes a written separation and release agreement provided by Company. Employee acknowledges that his sole remedy for termination pursuant to this subsection will be the receipt of the compensation specified in the subsection entitled "Termination For Other Than Cause."



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 3 of 9
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8. Compensation Upon Termination.

     (a) In General. Upon the termination of Employee's employment under this Agreement before the expiration of the stated term (or renewal term) hereof for any reason, and in addition to any other amounts that may be payable under this Agreement, Employee is entitled to that portion of the Salary earned by Employee up until and including the effective date of termination.

     (b) Termination For Other Than Cause. If the employment relationship hereunder is terminated by Company for any reason other than cause (as defined herein), then Employee will be entitled to receive, as consideration for Employee's compliance with the restrictive covenants in this Agreement dealing with Confidentiality, Unfair Competition, and Solicitation, and in return for Employee's execution of a written separation and release agreement provided by Company, (i ) payments in an amount equal to one (1) year of his Salary, based on Employee's Salary in effect at the time of termination as severance pay; (ii) payments in an amount equal to one (1) year of Employee's COBRA premium payments, in the event Employee elects to continue his medical coverage benefits obtained by him through the Company and in effect as of the date of his termination, and (iii) payments in an amount not to exceed $1200.00 per month as a car allowance in the event Employee is obligated under a car lease or loan at the time of his termination. All such payments will be subject to applicable federal, state and local withholding requirements and shall be paid to Employee in accordance with the Company's regular, bi-weekly payroll schedule.

     (c) Termination Due to Death, Permanent Disability or Voluntary Resignation. If the employment relationship hereunder terminates due to the death, permanent disability (as defined herein) or voluntary resignation of Employee, then Employee, Employee's estate or Employee's guardian, as the case may be, will be entitled to receive (i) payments in an amount equal to one (1) year of Employee's Salary, based on Employee's Salary in effect at the time of his death, permanent disability, or voluntary resignation, (ii) payments in an amount equal to one (1) year of Employee's COBRA premium payments in the event Employee or Employee's covered dependents elect to continue the medical coverage benefits obtained by Employee through the Company and in effect as of the date of his death or permanent disability or voluntary resignation, and (iii) payments in an amount not to exceed $1200.00 per month as a car allowance in the event Employee is obligated under a car lease or loan at the time of his termination. All such payments will be subject to applicable federal, state and local withholding requirements and shall be paid to Employee, Employee's estate or Employee's guardian, as the case may be, in accordance with the Company's regular, bi-weekly payroll schedule.

     (d) Termination For Cause. If the employment relationship hereunder is terminated by Company for cause (as defined herein) or voluntarily by Employee, Employee will not be entitled to any severance payment, additional compensation or continuation of medical benefits.

     (e) Survival. Each and every provision and covenant set forth in this Agreement dealing with Confidentiality, Unfair Competition, and Solicitation will survive the termination of Employee's employment and this Agreement to the extent provided for in such provision or covenant.

9. Corporate Opportunities. All business opportunities offered to Employee during the term of Employee's employment which relate in any way whatsoever to the business of Company (or its affiliates) or are reasonably capable of beneficial use by Company (or its affiliates) will be disclosed to Company by Employee and will belong to Company. If Company rejects any such opportunity, determines that the opportunity is not one that is competitive with Company (or its affiliates), and determines that the opportunity does not interfere with the performance of Employee's duties under this Agreement, then Company may, at its discretion, provide Employee with written permission to pursue the opportunity. This Section also applies to all opportunities offered to Employee during the one-year period following the termination of Employee's employment, but only to the extent that such opportunities arose during the term of Employee's employment, arose in connection with the performance of Employee's duties under this Agreement, and were related to the business of Company (or its affiliates) or reasonably capable of beneficial use by Company (or its affiliates).

10. Confidentiality.

     (a) Confidential Information. For the purposes of this Agreement, the term "CONFIDENTIAL INFORMATION" means any information regarding Company's (or its principals', customers' or affiliates') business that is (1)



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 4 of 9

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     not generally known to the public and was acquired through the expenditure of Company time, effort, and/or funds, including (but not limited to) existing and contemplated business and financial methods, concepts, practices, and know-how, plans, pricing, marketing and selling techniques and information, customer, principal, and Employee lists and records, customer and principal preferences and relationship information, principal interviewing procedures, sales meeting strategies (i.e., ideas, presentations, videotapes, printed materials, etc.), customer credit ratings and credit histories, principals' marketing plans, concepts, and shelving and product placement strategies, labor relations strategies, market development information, procedures, and confidential or proprietary information relating to Company's policies, strategies, administration, or operation, and (2) acquired by Employee during the term of Employee's employment with Company (or in connection with such employment), as well as any additional information that may be classified as proprietary or constitute a trade secret under applicable state or federal law. Employee acknowledges and understands that, during the term of his employment with Company, Employee will be given access to Confidential Information. Employee further acknowledges and agrees that in the absence of Employee's agreement to and compliance with each of the restrictive covenants contained in this Agreement (and any predecessor agreements or understandings between Company and Employee), Company would not give (or have given) Employee access to Confidential Information. Employee acknowledges and understands that Company is relying upon Employee's promise to comply with each of the restrictive covenants contained in this Agreement in making the decision to grant Employee access to the Confidential Information.

     (b) Covenant Not to Disclose or Use Confidential Information. Employee will not, during the term of Employee's employment with Company or any time thereafter, directly or indirectly, disclose any Confidential Information to any person or entity that is not an employee, officer, director, agent, attorney or affiliate of Company unless such disclosure is authorized in advance and in writing by Company. Employee will not, during the term of Employee's employment or any time thereafter, directly or indirectly, use any Confidential Information in any manner that is not directly and primarily in the best interests of Company unless expressly authorized to do so by Company.

     (c) Confidential Materials. For the purposes of this Agreement, the term "CONFIDENTIAL MATERIALS" means any and all records, information, papers, media, recordings, files, or computer files or diskettes (and all copies, duplicates, or facsimiles of any of the foregoing) of Company or its affiliates that relate in any way whatsoever to any Confidential Information or to the general business operations and administration of Company or its affiliates. When Employee's employment relationship with Company is terminated, Employee will not take any Confidential Materials; rather, Employee will leave all such Confidential Materials with Company. If the Confidential Materials are not on Company's premises at the time of termination, then Employee will return the materials, in good order, to Company within twenty-four (24) hours after termination. Employee acknowledges that all Confidential Materials are and continue to be Company's property under all circumstances and for all purposes.

     (d) Confidentiality of Agreement. Subject to the remaining terms of this subsection (d), Employee will not disclose any of the terms or conditions of this Agreement to any other person or entity; provided, however, that Employee may reveal such terms and conditions to (1) Employee's personal legal counsel and accountants, (2) any federal or state governmental body or agency that requests information about this Agreement, (3) any court of competent jurisdiction, or (4) any arbitrator or arbitral tribunal before which any dispute or controversy involving this Agreement may be brought. Notwithstanding the foregoing, if while Employee is employed by Company (and for a period of two (2) years thereafter, regardless of reason for termination) Employee negotiates with any entity other than Company that is engaged in the food brokerage business (or any business that could reasonably be considered competitive with Company's business) regarding potential employment or association with such entity (whether as employee, officer, director, shareholder, partner, member, consultant, or agent), then Employee will disclose to such entity the existence of this Agreement and provide such entity with a copy hereof.

11. Unfair Competition.

     (a) Employee agrees that (1) while Employee is employed by Company and for a period of one (1) year after the termination of Employee's employment for any reason, or (2) during the period when any amount is due or scheduled to be paid to Employee by Company pursuant to this Agreement (which period will not be reduced by any election or agreement by Company to pay any such amounts in advance of their scheduled



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 5 of 9
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     due date), whichever is longer, Employee will not, directly or indirectly, in any capacity whatsoever, whether individually or on behalf of any person or entity other than Company:

          (i) represent (or solicit or negotiate for the representation of) any principal in any particular geographic area or region within the United States where Company (or any of its affiliates) represents such principal;

          (ii) sell (or solicit or negotiate for the sale of) any product in any particular geographic area or region within the United States where Company (or any of its affiliates) represents the manufacturer or producer of such product;

          (iii) attempt to or actually interfere with, hinder, or limit in any way whatsoever any business relationship between the Company (or any of its affiliates) and their respective customers, principals, vendors, Employees, agents, salesmen, distributors, or contractors; or

          (iv) accept or continue employment, association, or affiliation, directly or indirectly, whether as an employee, agent, officer, director, partner, shareholder, or member, with, for, or of any person, entity, or other organization engaged in any of the activities referred to in subsections (i) through (iii).

In order to facilitate Employee's compliance with the covenants set forth in this Section, Company will, upon any written request made in good faith by Employee, respond as to (1) whether Company (or any of its affiliates) represents any particular principal in any particular geographic area or region and (2) whether Company sells any particular product in any particular geographic area or region where Company (or any of its affiliates) represents the manufacturer or producer of such product.

     (b) Scope and Duration; Severability. Company and Employee understand and agree that the scope and duration of the covenants contained in this Section are reasonable both in time and geographical area and are fair and necessary to protect Company's good will, legitimate business interests, trade secrets, and confidential information. Such covenants will survive the termination of Employee's employment to the extent provided for in subsection (a). The parties further agree that such covenants will be regarded as divisible and will be operative as to time and geographical area to the extent that they may be so operative and, if any part of such covenants is declared invalid or unenforceable, the validity and enforceability of the remainder will not be affected. Employee hereby warrants to Company that Employee's compliance with all of the restrictive covenants set forth in this Agreement will not, upon the termination of Employee's employment with the Company for any reason whatsoever, cause Employee to be unable to earn a living that is suitable and acceptable to Employee and any persons who may be dependent upon Employee.

     (c) Injunctive Relief. Employee understands and agrees that, due to the highly competitive nature of the food brokerage industry, the breach of any covenants set out in this Section will cause irreparable injury to Company for which it will have no adequate remedy at law. Therefore, Company will be entitled, in addition to such other remedies as it may have hereunder, to a temporary restraining order and to preliminary and permanent injunctive relief for any breach or threatened breach of this Section. Nothing herein, however, will be construed as prohibiting Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Employee.

12. Solicitation. Unless expressly authorized to do so by Company, Employee will not, during the term of Employee's employment and for a period of two (2) years thereafter, directly or indirectly, ask, request, solicit, entice, or otherwise induce any employee, agent, salesman, distributor, or contractor of Company or any of its affiliates to leave their employment or association with Company or its affiliates for any reason whatsoever.

13. Need for Covenants Regarding Confidentiality, Unfair Competition, and Solicitation. Company and its affiliates spend considerable amounts of time, money, and effort in developing and maintaining a productive relationship and good will with its principals, customers and employees. Company and its affiliates generally seek to retain their principals, customers and employees on a continuing and long-standing basis. A business relationship with a principal or customer often requires a long period to time, and substantial money and effort, to develop. Employee agrees that the covenants dealing with Confidentiality, Unfair Competition, and Solicitation (a) are reasonable and necessary in all respects to protect the good will, trade secrets, confidential information, and business interests of Company and its affiliates, (b) are not oppressive to Employee, and (c) do not impose any



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 6 of 9

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greater restraint on Employee than is reasonably necessary to protect the good will, trade secrets, confidential information, and legitimate business interests of Company and its affiliates.

14. Post-Termination Consulting. For a period of one (1) year after the termination of Employee's employment for any reason other than cause, death, or permanent disability, or during the period when any amount is due or scheduled to be paid to Employee by Company pursuant to this Agreement (which period will not be reduced by any election or agreement by Company to pay any such amounts in advance of their scheduled due date), whichever is longer, Employee will, from time to time, if requested by Company, provide consultation and advice to Company regarding Company matters with which Employee was familiar during the term of Employee's employment. Employee's obligation to provide advice and consulting will be limited to two (2) hours per month (unless otherwise agreed), and such advice and consulting will be rendered at times that are mutually agreeable to Company and Employee.

15. Consideration. Employee acknowledges and agrees that promises made by Company in this Agreement, such as (a) the establishment of a term of employment (rather than employment at will), (b) the commitment to provide severance compensation in the event of the termination of Employee's employment for reasons other than cause (subject to certain requirements on the part of Employee), and (c) Company's agreement not to reduce the Salary during the first year following the effective date of this Agreement, constitute separate forms of consideration for Employee's agreement to and compliance with the covenants in this Agreement regarding Confidentiality, Unfair Competition, Solicitation, and Post-Termination Consulting (the "CONTINUING COVENANTS"). Employee further acknowledges and agrees that Company's commitment to (1) provide Employee with access to Confidential Information, Confidential Materials, and trade secrets,
(2) permit Employee to use Company's good will with Company's customers and principals, and (3) provide Employee with unique skill development and training are each separate forms of consideration supporting the Continuing Covenants.

16. Assignment. This Agreement is personal to Employee and may not be assigned by Employee without the prior written consent of Company. Any attempted assignment by Employee will be void. This Agreement may be assigned by Company to any parent, subsidiary, successor, or affiliate entity. The rights and obligations under this Agreement will inure to the benefit of and will be binding upon the heirs, legatees, administrators, and personal representatives of Employee and upon the successors and assignees of Company.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, without regard to any conflict of laws rule or principle which might refer the governance or construction of this Agreement to the laws of another jurisdiction. Subject to the provisions set forth in this Agreement for the severability and reformation of any invalid or unenforceable provisions, this Agreement will at all times and in all events be construed as a whole, according to its fair meaning, and not strictly for or against any party.

18. Illegal or Invalid Provisions. The parties intend for all provisions of this Agreement to be enforced and enforceable to the fullest extent permitted by law. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws in effect during the term hereof, however, that provision will be fully severable. This Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there will be added automatically, as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

19. Counterparts. This Agreement may be executed in counterparts, with the same effect as if both parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

20. Notice. Any notice to be given by either party to the other must be in writing and will be deemed to have been given on the date it is delivered personally or by confirmed facsimile transmission or on the fifth day after it is sent by registered or certified mail, return receipt requested. Notice to Employee will be sufficient if made or addressed to Employee's personal residence address as set forth on the signature page of this Agreement and updated from time to time in the records of Company, and to Company at the address set forth in the introductory paragraph of this Agreement and updated from time to time. Each party may change the address for notice to such party by giving notice of the change in accordance with the provisions of this paragraph.



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21. Further Actions. Whether or not specifically required under the terms of this Agreement, each party will execute and deliver such documents and take such further actions as may be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

21. Waiver. No waiver by any party, expressed or implied, of a default or breach of any term, covenant, or condition of this Agreement will be deemed to be a waiver of any other or a subsequent default or breach. Failure of a party to declare any default or delay by any party in taking action with respect to a default will not constitute a waiver of such default.

23. Offset. Subject to any limitations imposed by applicable federal, state, or local law, whenever a party to this Agreement is to pay any sum to the other party, any amount owed to the paying party by the receiving party may be offset against the amount payable to the receiving party.

24. Third Party Beneficiaries. The terms and conditions of this Agreement, express or implied, exist only for the benefit of the parties to this Agreement, the heirs, legatees, administrators, and personal representatives of Employee, and the successors and assignees of Company, and no other person or entity will be deemed to be a third party beneficiary hereof.

25. Entire Agreement. This Agreement contains the complete and exclusive agreement of Company and Employee concerning Employee's employment, and all discussions, agreements, and statements are merged into this Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

26. Remedies. Each party to this Agreement is entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights existing in its favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in his or its sole discretion, apply to any court of competent jurisdiction for injunctive relief in order to enforce or prevent any violation of the terms of this Agreement.

27. Attorneys' Fees. If either party breaches this Agreement, or if it becomes necessary for one party to institute legal proceedings against the other party and the non-breaching party employs an attorney to enforce this Agreement, obtain injunctive relief, or collect damages against the breaching party, the breaching party will pay to the non-breaching party all reasonable attorney's fees, court costs, expert witness fees, and other expenses that the non-breaching party so incurs.

28. Binding Arbitration. Company and Employee agree that except as prohibited by applicable law, any dispute or controversy arising between the parties to this Agreement, or any person or entity in privity therewith, out of the transactions effected and relationships created pursuant to this Agreement or any other agreement created in connection herewith, including any dispute or controversy involving the formation, terms, or construction of this Agreement, regardless of kind or character, will be resolved through binding arbitration. With respect to the arbitration of any dispute or controversy, each party understands that:

     (a) arbitration is final and binding on the parties;

     (b) each party is waiving its right to seek certain remedies in court, including the right to a jury trial;

     (c) discovery in arbitration is different and more limited than discovery in litigation;

     (d) an arbitrator's award need not include factual findings or legal reasoning, and any party's right to appeal or to seek modification of a ruling by the arbitrator is strictly limited.

Each party to this Agreement will submit any dispute or controversy to arbitration before the American Arbitration Association ("AAA") within five (5) days after receiving a written request to do so from the other party. If any party fails to submit a dispute or controversy to arbitration as requested, then the requesting party may commence the arbitration proceeding. The Federal Arbitration Act will govern the proceeding and all issues raised by this agreement to arbitrate. Each party to this Agreement will be bound by the determination of any arbitrator or arbitration panel empaneled by the AAA to adjudicate the dispute. Judgment on any arbitration award may be entered in any court of competent jurisdiction.



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 8 of 9

Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any such dispute or controversy in a court of competent jurisdiction and, further, may seek provisional or ancillary remedies, including temporary or injunctive relief in connection with such dispute or controversy in a court of competent jurisdiction, provided that the dispute or controversy is ultimately resolved through binding arbitration conducted in accordance with the terms and conditions of this Section. If any party institutes legal proceedings in an effort to resist arbitration and is unsuccessful in doing so, the prevailing party is entitled to recover, from the losing party, its legal fees, expert witness costs, and other expenses incurred in connection with the defense of such proceedings.

29. Venue. This Agreement is performable, in whole or in part, in Dallas County, Texas. The parties agree that although there may be other venues that are proper under applicable law, Dallas County, Texas is a proper venue for the resolution of any dispute relating to or arising out of this Agreement.

30. Mutual Understanding. Each party has read this entire Agreement, fully understands the contents hereof, has had the opportunity to obtain independent advice as to its legal effect, and is under no duress or obligation of any kind to execute it. This Agreement reflects the mutual understanding of the parties with respect to all subject matter addressed herein and will be construed accordingly.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    Company:

                                         MARKETING SPECIALISTS SALES COMPANY


                                         By: /s/ NICK G. BOURAS
                                             ----------------------------------
                                         Name:   Nick G. Bouras
                                               --------------------------------
                                         Title:  Vice President
                                                -------------------------------


I agree to the terms and conditions set forth in this Agreement, agree to comply with the restrictive covenants set forth in this Agreement, and verify that each factual statement made in this Agreement is true and correct.

EMPLOYEE'S ADDRESS:                      EMPLOYEE:

5809 McCall Drive
-----------------------------
Plano, TX  75093
-----------------------------

-----------------------------                 /s/  JEFFREY B. HILL
                                             -----------------------------------
                                             Jeffrey B. Hill



Upon execution of this Agreement,
Bromar agrees that the Bromar
Contract shall automatically
terminate and shall no longer be
valid and binding on Bromar or
Employee.

BROMAR, INC.



By: /s/ NICK G. BOURAS
   --------------------------------
Name:     Nick G. Bouras
     ------------------------------
Title:    Vice President
      -----------------------------



JEFF HILL EMPLOYMENT AGREEMENT                                       Page 9 of 9